QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 3.42

ARTICLES OF INCORPORATION

OF

EL PASO PRODUCTS SALES CORPORATION

        We, the undersigned natural persons of the age of twenty-one (21) years or more, JOHN B. MASON, W. D. NOEL and JACK B. OWENS, all citizens of the State of Texas, acting as incorporators of a corporation under the Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

        The name of the corporation is EL PASO PRODUCTS SALES CORPORATION.

ARTICLE TWO

        The period of its duration shall be perpetual.

ARTICLE THREE

        The purpose or purposes for which the corporation is organized are:

          1.     To engage generally in the exporting business. In carrying on its export business the corporation will carry on such business under Section 991 through 997, Title 26, United States Code.

          2.     To purchase, exchange, sell, rent, lease or otherwise dispose of property, merchandise, goods and materials manufactured, produced, grown, extracted or assembled in the United States by a person other than a domestic international sales corporation for the direct and ultimate consumption outside the United States of America.

          3.     Make loans to United States producers, manufacturers and issue obligations guaranteed in whole or in part by the Export—Import Bank of the United States or the Foreign Credit Association in those cases where such obligations are acquired from such Bank or Association or from the Seller or Purchaser of goods or services with respect to which such obligations arose.

          4.     To sell, rent, lease or consign as the agent, commissioned agent or broker of property, merchandise, goods or wares for the owner of such property.

          5.     To do either as principal or agent or factor or contractor, either alone or in connection with other corporations, associations, partnerships or individuals all and everything necessary, convenient and proper for the accomplishment of any of the purposes or attainments of any one or more of the purposes herein enumerated or incidental to or within the ambit of the powers herein specified or which shall at any time appear conducive for the accomplishment of any of the purposes or attainments herein enumerated; to enter into, make and perform and carry out contracts and agreements of all kinds and character relating to or concerning the property and business of this corporation and to execute from time to time such special powers of attorney to such persons as the Board of Directors of this corporation may approve granting to such persons all powers in the United States or elsewhere which the Board of Directors of this corporation may deem proper and to revoke such powers of attorney as and when the Board of Directors may desire.

          6.     To borrow or raise money for any of the objects or purposes of this corporation without limit as to the amount; to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures and other obligations for money so borrowed or raised or in payment for property acquired or for any other objects or purposes of this corporation in connection with its business; and to secure the payment of any such obligations by mortgage, deeds of trust, assignment or agreement in respect of, or pledge or other lien upon, any or all of the property, assets, rights, licenses and privileges of this corporation acquired or to be acquired.

ARTICLE FOUR

        The aggregate number of shares which the corporation shall have authority to issue is twenty-five hundred (2500) shares of the par value of One Dollar ($1.00) each. The corporation shall have authority to issue only one class of stock, that being common stock.

ARTICLE FIVE

        This corporation will not commence business until it has received for the issuance of shares consideration of the value of at least Twenty-Five Hundred Dollars ($2500.00) consisting of money, labor done or property actually received, which sum is at least equal to ten percent (10%) of the total capitalization of said corporation.

ARTICLE SIX

        No holder of stock, or any rights of options to purchase stock, of the corporation, as such, shall have any preemptive or preferential right of subscription to any shares of stock of the corporation whether now or hereafter authorized or to any obligations convertible into stock of the corporation whether now or hereafter authorized, nor any right of subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may determine, and at such price as the Board in its discretion may fix, and any shares of stock or convertible obligations which the corporation may determine to offer for subscription to holders of stock of the corporation may, as the Board shall determine, and at such price as the Board in its discretion may fix and any shares of stock or convertible obligations which the corporation may determine to offer for subscription to holders of stock of the corporation may, as the Board shall determine, be offered to holders of stock of the corporation exclusively. As used in this paragraph the words "convertible obligations" shall include any notes, bonds, debentures or other evidences of indebtedness to which are attached or which are issued warrants or other rights to purchase stock of the corporation.

ARTICLE SEVEN

        The shareholders of this corporation shall not accumulate their votes at any election for directors.

ARTICLE EIGHT

        No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is or are a director or directors or officer or officers of such other corporation, and no contract or other transaction between the corporation and any other person or firm shall be affected or invalidated by the fact that any one or more directors of this corporation is a party to, or are parties to, or interested in, such contract or transaction; provided that in each such case the nature and extent of the interest of such director or directors in such contract or other transaction and/or the fact that such director or directors is or are a director or directors or officer or officers of such other corporation is disclosed at the meeting of the Board of Directors at which such contract or other transaction is authorized or is otherwise known to the other members of the Board present at such meeting.

ARTICLE NINE

        The post office address of the initial registered office of the corporation is P. O. Box 807, Republic National Bank Building, Dallas, Texas, in care of the C. T. Corporation System.

        The name of the initial registered agent at such address is The C. T. Corporation System.

ARTICLE TEN

        The initial Board of Directors shall be composed of five (5) members whose names and addresses are:

W. D. Noel	P. O. Box 3986 Odessa, Texas 79760
James M. McCleskey, Jr.	P. O. Box 3986 Odessa, Texas 79760
Jack B. Owens	P. O. Box 3986 Odessa, Texas 79760
Jesse L. Owens	P. O. Box 3986 Odessa, Texas 79760
John B. Mason	P. O. Box 3986 Odessa, Texas 79760

The above-named directors shall serve until the first annual meeting of the shareholders or until their successors be elected and qualified.

ARTICLE ELEVEN

        The names and addresses of such incorporators are:

John B. Mason	P. O. Box 3986 Odessa, Texas 79760
W. D. Noel	P. O. Box 3986 Odessa, Texas 79760
Jack B. Owens	P. O. Box 3986 Odessa, Texas 79760.

        IN WITNESS WHEREOF, we have hereunto set our hands this 1st day of August, 1973.

/s/ JOHN B. MASON John B. Mason
/s/ W. D. NOEL W. D. Noel
/s/ JACK B. OWENS Jack B. Owens

THE STATE OF TEXAS	)
)
COUNTY OF ECTOR	)

        I, June Bowers, a Notary Public, do hereby certify that on this 1st day of August, 1973, personally appeared before me JOHN B. MASON, W. D. NOEL and JACK B. OWENS, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ JUNE BOWERS Notary Public in and for Ector County, Texas
(seal)

QuickLinks

ARTICLES OF INCORPORATION OF EL PASO PRODUCTS SALES CORPORATION
ARTICLE ONE
ARTICLE TWO
ARTICLE THREE
ARTICLE FOUR
ARTICLE FIVE
ARTICLE SIX
ARTICLE SEVEN
ARTICLE EIGHT
ARTICLE NINE
ARTICLE TEN
ARTICLE ELEVEN